UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 6, 2020
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 9.01	Financial Statements and Exhibits.
As previously disclosed in the Current Report on Form 8-K of Steadfast Apartment REIT, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020, Steadfast Income REIT, Inc. (“SIR”) and Steadfast Apartment REIT III, Inc. (“STAR III”) each merged with and into a wholly-owned subsidiary of the Company (the “Mergers”). The Company is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K filed with the SEC on March 6, 2020, to provide the required financial information related to the Mergers.
This Current Report on Form 8-K/A hereby amends the Company’s Current Report on Form 8-K relating to the Mergers, filed with the SEC on March 6, 2020.

(a)	Financial Statements of Businesses Acquired.
The audited financial statements of SIR and STAR III as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 are included in this Current Report on Form 8-K/A as Exhibits 99.1 and 99.2, respectively.

(b)	Pro Forma Financial Information.
Steadfast Apartment REIT, Inc.

2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF
STEADFAST APARTMENT REIT, INC.
As of and For the Year Ended December 31, 2019

Overview
The unaudited pro forma condensed combined consolidated financial information included herein sets forth:

•
the historical consolidated financial information of Steadfast Apartment REIT, Inc. (“STAR”) as of and for the year ended December 31, 2019, derived from STAR’s audited consolidated financial statements;

•	the historical financial information of Steadfast Income REIT, Inc. (“SIR”) as of and for the year ended December 31, 2019, derived from SIR’s audited consolidated financial statements;

•
the historical financial information of Steadfast Apartment REIT III, Inc. (“STAR III”) as of and for the year ended December 31, 2019, derived from STAR III’s audited consolidated financial statements;

•
pro forma adjustments to give effect to STAR’s merger with SIR and STAR III on STAR’s consolidated balance sheet as of December 31, 2019, as if the mergers closed on December 31, 2019 (collectively, the “Mergers”);

•	pro forma adjustments to give effect to the Mergers on STAR’s consolidated statements of operations for the year ended December 31, 2019, as if the Mergers closed on January 1, 2019.
The unaudited pro forma condensed combined consolidated financial statements contained herein are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by STAR’s management; however, they are not necessarily indicative of what STAR’s consolidated financial condition or results of operations actually would have been assuming the Mergers with SIR and STAR III had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. During the period from January 1, 2019 to December 31, 2019, STAR disposed of Randall Highlands Apartments and Club at Summer Valley and STAR III disposed of Carriage House Apartment Homes, none of which exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Operations for the year ended December 31, 2019, do not include pro forma adjustments to present the impact of these insignificant dispositions as if they occurred on January 1, 2019. These unaudited pro forma condensed combined consolidated financial statements do not include the impact of any synergies that may be achieved through the Mergers nor any strategies that STAR’s management may consider in order to continue to efficiently manage its operations. The pro forma condensed combined consolidated financial information should be read in conjunction with:

•
STAR’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019, included in STAR's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 12, 2020;

•	SIR’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019, included herein as Exhibit 99.1;

•	STAR III’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019, included herein as Exhibit 99.2.
STAR’s mergers with SIR and STAR III will be accounted for as asset acquisitions under Accounting Standards Codification (“ASC”) 805: Business Combinations. The total purchase price will be allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their relative fair values in accordance with ASC 350: Intangibles — Goodwill and Other. The allocation of the purchase price reflected in these unaudited pro forma condensed combined consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations as of the date the Mergers closed. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed combined consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities as well as revenues and expenses. The completion of the valuations, the impact of ongoing integration activities, and other changes in tangible and intangible assets and liabilities that occur could cause material differences in the information presented.

The outbreak of the COVID-19, declared by the World Health Organization as a global pandemic on March 11, 2020, is causing heightened uncertainty in both local and global market conditions. The effect COVID-19 will have on the real estate markets generally, and in which the Company owns and operates assets, is currently unknown and will depend in part on both the scale and longevity of the pandemic. While market activity is being impacted in most sectors, at this stage hospitality and retail sectors have been most significantly impacted due to the increased response by local and global authorities, including shelter in place orders, restriction of travel and growing international concern. A prolonged pandemic could have a significant (and is yet unknown or quantifiable) impact on other sectors of the property market including multifamily real estate. The changing responses to COVID-19 create an unprecedented set of circumstances on which to base a judgment.

STEADFAST APARTMENT REIT, INC.
UNAUDITED PRO FORMA BALANCE SHEETS

As of December 31, 2019

	STAR Historical (A)	SIR Historical (A)	STAR III Historical (A)	Merger Adjustments		Pro Forma Total
Assets:
Real Estate:
Land	$151,294,208	$89,822,014	$45,015,505	$36,724,051	B	$322,855,778
Building and improvements	1,369,256,465	808,000,954	356,833,766	197,612,678	B	2,731,703,863
Tenant origination and absorption costs	—	—	—	36,880,985	B	36,880,985
Total real estate held for investment, cost	1,520,550,673	897,822,968	401,849,271	271,217,714		3,091,440,626
Less accumulated depreciation and amortization	(277,033,046)	(199,069,845)	(35,758,230)	234,828,075	C	(277,033,046)
Total real estate held for investment, net	1,243,517,627	698,753,123	366,091,041	506,045,789		2,814,407,580
Real estate held for development	5,687,977	—	—	—		5,687,977
Real estate held for sale	21,665,762	—	—	—		21,665,762
Total real estate, net	1,270,871,366	698,753,123	366,091,041	506,045,789		2,841,761,319
Cash and cash equivalents	74,806,649	120,283,764	21,663,316	(30,182,671)	D	186,571,058
Restricted cash	73,614,452	8,330,832	3,100,988	—		85,046,272
Investment in unconsolidated joint venture	—	14,086,641	—	8,129,734	B, E	22,216,375
Rents and other receivables	2,032,774	1,108,096	597,670	—		3,738,540
Assets related to real estate held for sale	118,570	—	—	—		118,570
Other assets	5,513,315	2,806,732	640,014	—		8,960,061
Total assets	$1,426,957,126	$845,369,188	$392,093,029	$483,992,852		$3,148,412,195

Liabilities:
Accounts payable and accrued liabilities	$30,265,713	$21,437,667	$7,602,535	$—		$59,305,915
Notes payable:
Mortgage notes payable, net	560,098,815	503,992,876	281,947,953	7,399,805	F	1,353,439,449
Credit facility, net	548,460,230	—	—	—		548,460,230
Notes payable total, net	1,108,559,045	503,992,876	281,947,953	7,399,805		1,901,899,679
Distributions payable	4,021,509	3,484,995	1,097,596	—		8,604,100
Due to affiliates	7,305,570	3,665,711	1,921,848	—		12,893,129
Liabilities related to real estate held for sale	788,720	—	—	—		788,720
Total liabilities	1,150,940,557	532,581,249	292,569,932	7,399,805		1,983,491,543
Commitments and contingencies
Redeemable common stock	1,202,711	717,416	3,830,833	(4,548,249)	G	1,202,711
Stockholders’ equity:
Preferred stock	—	—	—	—		—
Common stock	526,077	739,106	85,731	(263,660)	H	1,087,254
Convertible stock	10	10	—	(10)	H	10
Additional paid-in capital	698,453,981	649,543,160	172,958,977	65,840,769	H	1,586,796,887
Cumulative distributions and net losses	(424,166,210)	(338,211,753)	(77,352,444)	415,564,197	I	(424,166,210)
Total stockholders’ equity	274,813,858	312,070,523	95,692,264	481,141,296		1,163,717,941
Total liabilities and stockholders’ equity	$1,426,957,126	$845,369,188	$392,093,029	$483,992,852		$3,148,412,195

STEADFAST APARTMENT REIT, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2019

		SIR
	STAR Historical (A)	Historical (A)	Adjustments (A.1)	Adjusted	STAR III Historical (A)	Merger Adjustments		Pro Forma Total
Revenues:
Rental income	$172,445,306	$111,677,550	$(6,503,660)	$105,173,890	$40,331,890	$—		$317,951,086
Other income	1,090,373	1,621,564	(180,942)	1,440,622	252,360	—		2,783,355
Total revenues	173,535,679	113,299,114	(6,684,602)	106,614,512	40,584,250	—		320,734,441
Expenses:
Operating, maintenance and management	43,473,179	28,374,657	(2,522,872)	25,851,785	10,876,864	—		80,201,828
Real estate taxes and insurance	25,152,761	17,808,397	(805,655)	17,002,742	5,624,202	—		47,779,705
Fees to affiliates	25,861,578	14,522,521	(668,720)	13,853,801	7,225,913	4,117,413	B	51,058,705
Depreciation and amortization	73,781,883	34,523,271	(531,447)	33,991,824	15,575,494	9,264,074	C	132,613,275
Interest expense	49,273,750	25,660,243	(970,389)	24,689,854	13,027,700	(2,427,395)	D	84,563,909
General and administrative expenses	7,440,680	8,318,587	(41,763)	8,276,824	4,829,359	(6,177,764)	E	14,369,099
Total expenses	224,983,831	129,207,676	(5,540,846)	123,666,830	57,159,532	4,776,328		410,586,521
Loss before other income (expense)	(51,448,152)	(15,908,562)	(1,143,756)	(17,052,318)	(16,575,282)	(4,776,328)		(89,852,080)
Other income (expense):
Equity in loss of unconsolidated joint venture	—	(642,274)	—	(642,274)	—	219,216	F	(423,058)
Gain on sales of real estate, net	11,651,565	86,800,659	—	86,800,659	1,130,723	—		99,582,947
Interest income	865,833	2,260,169	—	2,260,169	396,200	—		3,522,202
Insurance proceeds in excess of losses incurred	448,047	40,983	—	40,983	—	—		489,030
Legal settlement proceeds	—	—	—	—	875,000	—		875,000
Loss on debt extinguishment	(41,609)	(3,432,058)	—	(3,432,058)	(257,705)	—	G	(3,731,372)
Total other income (expense)	12,923,836	85,027,479	—	85,027,479	2,144,218	219,216		100,314,749
Net income (loss)	$(38,524,316)	$69,118,917	$(1,143,756)	$67,975,161	$(14,431,064)	$(4,557,112)		$10,462,669
Net income (loss) per common share – basic and diluted	$(0.74)	$0.93	N/A	$0.92	$(1.68)	N/A		$0.10
Weighted-average number of common shares outstanding, basic and diluted	52,204,410	74,198,388		74,198,388	8,598,235	(26,419,423)	H	108,581,610

STEADFAST APARTMENT REIT, INC.
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
As of December 31, 2019

NOTE 1 - BASIS OF PRO FORMA PRESENTATION
Steadfast Apartment REIT, Inc. (“STAR”) has elected to qualify as a real estate investment trust (“REIT”) that owns and operates a diverse portfolio of multifamily properties located in targeted markets throughout the United States.
On August 5, 2019, STAR entered into a definitive merger agreement (the “SIR Merger Agreement”) with Steadfast Income REIT, Inc. (“SIR”). The SIR Merger Agreement provided that SIR stockholders receive 0.5934 shares of STAR’s common stock in exchange for each share of SIR’s common stock. On March 6, 2020, subject to the terms and conditions of the SIR Merger Agreement, SIR merged with and into SI Subsidiary, LLC, a wholly owned subsidiary of STAR (“SIR Merger Sub”), with SIR Merger Sub surviving the merger (the “SIR Merger”), such that following the SIR Merger, SIR Merger Sub continues as a wholly owned subsidiary of STAR. In accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”), the separate existence of SIR ceased.
On August 5, 2019, STAR entered into a definitive merger agreement (the “STAR III Merger Agreement”, and together with the SIR Merger Agreement, the “Merger Agreements”) with Steadfast Apartment REIT III, Inc. (“STAR III”). The STAR III Merger Agreement provided that STAR III stockholders receive 1.43 shares of STAR’s common stock in exchange for each share of STAR III’s common stock. On March 6, 2020, subject to the terms and conditions of the STAR III Merger Agreement, STAR III merged with and into SIII Subsidiary, LLC, a wholly owned subsidiary of STAR (“STAR III Merger Sub”), with STAR III Merger Sub surviving the merger (the “STAR III Merger”, and together with the SIR Merger, the “Mergers”), such that following the STAR III Merger, STAR III Merger Sub continues as a wholly owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of STAR III ceased.
In connection with the Mergers, STAR and Steadfast Apartment Advisor, LLC (“STAR Advisor”) entered into the Amended and Restated STAR Advisory Agreement (the “Amended STAR Advisory Agreement”), which became effective at the effective time of the Mergers. The Amended STAR Advisory Agreement amended STAR’s existing advisory agreement, dated as of December 13, 2013, as amended, to lower certain fees and to change the form of consideration for the Investment Management Fee (as defined therein) so that such fees are paid 50% in cash and 50% in shares of common stock.
NOTE 2 - PRELIMINARY PURCHASE PRICE ALLOCATION
The total preliminary estimated purchase price for SIR of approximately $694.7 million was determined based on 0.5934 shares of STAR common stock per share of SIR common stock based on 73,910,568 of total shares of SIR common stock outstanding as of December 31, 2019.
The total preliminary estimated purchase price for STAR III of approximately $194.2 million was determined based on 1.430 shares of STAR common stock per share of STAR III common stock based on 8,572,832 total shares of STAR III common stock outstanding as of December 31, 2019.

The following table summarizes the preliminary estimated purchase price of SIR and STAR III as of December 31, 2019:

	December 31, 2019
	SIR	STAR III
Class A common stock issued and outstanding	—	3,469,447
Class R common stock issued and outstanding	—	475,208
Class T common stock issued and outstanding	—	4,628,177
Common stock issued and outstanding	73,910,568	—
Total common stock issued and outstanding	73,910,568	8,572,832
Exchange ratio	0.5934	1.430
Implied STAR common stock issued as consideration	43,858,532	12,259,150
STAR’s most recently disclosed estimated value per share	$15.84	$15.84
Value of implied STAR common stock issued as consideration	$694,719,147	$194,184,936
The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the purchase price allocation of the assets acquired and liabilities assumed by STAR, based on management’s best estimates of relative fair value. The final purchase price allocation may vary based on final analyses of the relative fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price of SIR and STAR III to the acquired identifiable assets and liabilities assumed as of December 31, 2019:

	December 31, 2019
	SIR	STAR III
Land	$111,793,213	$56,679,176
Building and improvements	937,851,726	401,732,683
Acquired intangible assets	26,420,140	9,800,113
Other assets, net	132,529,424	26,001,988
Investment in unconsolidated joint venture	21,500,000	—
Mortgage notes payable	(506,786,983)	(289,407,045)
Accounts payable due to affiliates	(3,665,711)	(1,921,848)
Accounts payable and other liabilities	(24,922,662)	(8,700,131)
Total estimated purchase price	$694,719,147	$194,184,936

NOTE 3 - PRO FORMA ADJUSTMENTS
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
Adjustments to the unaudited pro forma condensed combined balance sheets

A.
Reflects STAR’s, SIR’s and STAR III’s historical audited consolidated balance sheets as of December 31, 2019, derived from STAR’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission (“SEC”) on March 12, 2020, and SIR’s and STAR III’s audited financial statements for the period ended December 31, 2019, included herein as Exhibits 99.1 and 99.2, respectively.

B.
The acquired real estate related identifiable assets and liabilities assumed in connection with the Mergers are reflected in the unaudited pro forma condensed combined balance sheet at a preliminary relative fair value. The preliminary relative fair value is based, in part, on a valuation prepared by STAR’s management with assistance of a third-party valuation advisor. The acquired assets and assumed liabilities for an acquired property generally include, but are not limited to: land, buildings and improvements, identified tangible and intangible assets and liabilities associated with in-place leases, including tenant improvements, and value of acquired in-place leases.

The adjustments reflected in the unaudited condensed combined balance sheets for real estate assets, intangible assets and intangible liabilities represent the differences between the preliminary relative fair value of the properties to be acquired by STAR in connection with the Mergers on a combined basis and SIR’s and STAR III’s historical balances for such properties, which are presented as follows:

	December 31, 2019
	STAR Historical	SIR Historical	STAR III Historical	Preliminary Purchase Price Adjustment	Capitalized Transaction Costs(1)	Total Adjustment	Total Combined
Land	$151,294,208	$89,822,014	$45,015,505	$33,634,870	$3,089,181	$36,724,051	$322,855,778
Building and improvements	1,369,256,465	808,000,954	356,833,766	174,749,689	22,862,989	197,612,678	2,731,703,863
Acquired intangible assets	—	—	—	36,220,253	660,732	36,880,985	36,880,985
Total real estate, cost	$1,520,550,673	$897,822,968	$401,849,271	$244,604,812	$26,612,902	$271,217,714	$3,091,440,626
Investment in unconsolidated joint venture	$—	$14,086,641	$—	$7,413,359	$716,375	$8,129,734	$22,216,375
________________

1.
From inception through December 31, 2019, STAR is expected to incur transaction costs totaling $31,475,100, of which $1,630,046 has been capitalized and is included in the historical total real estate, cost, $26,612,902 will be capitalized to real estate held for investment and $716,375 will be capitalized to investment in unconsolidated joint venture in the Mergers. A total of $24,119,661 will be paid to related parties upon consummation of the Mergers.

The preliminary allocation of the values of the real estate and real estate related assets and liabilities, exclusive of estimated capitalized transaction costs, is as follows:

	December 31, 2019
	SIR	STAR III
Assets:
Total real estate investments	$1,049,644,939	$458,411,859
Acquired intangibles	26,420,140	9,800,113
Investment in unconsolidated joint venture	21,500,000	—
Other assets	132,529,424	26,001,988
Total assets:	$1,230,094,503	$494,213,960
Liabilities:
Mortgage notes payable, net	$506,786,983	$289,407,045
Other liabilities	28,588,373	10,621,979
Total liabilities:	$535,375,356	$300,029,024
Estimated fair value of net assets acquired	$694,719,147	$194,184,936
The fair value of the tangible assets of an acquired property, which includes land and buildings and improvements, are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings and improvements based on management’s determination of the relative fair value of these assets.
The fair values of in-place leases represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The fair value of in-place leases are capitalized as intangible lease assets. These lease intangible assets are amortized to expense over the remaining terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

C.	Removes accumulated depreciation and amortization of SIR’s and STAR III’s real estate assets, as applicable, as of December 31, 2019.

D.
Reflects the net change in cash and cash equivalents to consummate the Mergers, as applicable, assuming the Mergers occurred on December 31, 2019, which represents the payment of merger related transaction costs and loan assumption fees.

E.
Represents the difference between the preliminary fair value of SIR’s investment in an unconsolidated joint venture to be acquired by STAR in connection with the SIR Merger and SIR’s historical balances with respect to such unconsolidated joint venture. The investment in an unconsolidated joint venture represents a 10% interest in a joint venture that owns 20 multifamily properties with 4,584 apartment homes. Management estimated the fair value assigned to the 10% interest in the unconsolidated joint venture of $21,500,000 based on the general partner's indication of value. The investment in an unconsolidated joint venture also includes capitalized acquisition costs of $716,375, which are amortized to the statement of operations.

F.	Reflect adjustments to outstanding debt to consummate the Mergers whereby STAR assumed the entire balance of SIR’s and STAR III’s outstanding notes payable as of December 31, 2019:

	December 31, 2019
	SIR	STAR III	Combined
Write-off of deferred financing costs	$4,185,597	$1,657,047	$5,842,644
Fair value debt adjustment	(1,391,490)	5,802,045	4,410,555
SIR’s and STAR III’s estimated loan assumption costs	(1,848,071)	(1,005,323)	(2,853,394)
Total	$946,036	$6,453,769	$7,399,805

G.
Reflects the adjustment to remove the redeemable common stock of SIR and STAR III that was not assumed by STAR at the time of the closing of the Mergers pursuant to STAR’s amended and restated share repurchase plan.

H.
Represents an increase in STAR’s common stock of $438,585 for the issuance of approximately 43,858,532 shares of STAR common stock in the SIR Merger at an assumed value of $15.84 per share, STAR’s most recently disclosed estimated value per share, offset by the elimination of SIR’s common stock and convertible stock. Each of STAR’s and SIR’s 1,000 shares of non-participating, non-voting convertible stock with a par value of $0.01 per share was repurchased for no consideration by STAR and SIR, respectively, upon consummation of the merger and 1,000 shares of non-participating, non-voting class A convertible stock with a par value of $0.01 per share was issued by STAR to STAR Advisor upon consummation of the merger.

Also represents an increase in STAR’s common stock of $122,592 for the issuance of approximately 12,259,150 shares of STAR common stock in the STAR III Merger at an assumed value of $15.84 per share, STAR’s most recently disclosed estimated value per share, offset by the elimination of STAR III’s common stock.

The table below summarizes the pro forma adjustments related to common stock and additional paid-in capital related to pro forma adjustment H:

	December 31, 2019
	SIR	STAR III	Combined
Common stock:
Historical common stock	$739,106	$85,731	$824,837
Pro forma adjustment	(300,521)	36,861	(263,660)
Total pro forma common stock issued in the SIR Merger and the STAR III Merger	$438,585	$122,592	$561,177
Additional paid-in capital:
Historical additional paid-in capital	$649,543,160	$172,958,977	$822,502,137
Pro forma adjustment	44,737,402	21,103,367	65,840,769
Total pro forma additional paid-in capital issued in the SIR Merger and the STAR III Merger	$694,280,562	$194,062,344	$888,342,906

I.	Reflects the adjustment to remove SIR’s and STAR III’s cumulative distributions and net losses that were not transferred to STAR at the time of the closing of the Mergers.

STEADFAST APARTMENT REIT, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019

Adjustments to the unaudited pro forma condensed combined statements of operations

A.
Reflects STAR’s, SIR’s and STAR III’s audited historical consolidated statements of operations for the year ended December 31, 2019, derived from STAR’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 12, 2020, and SIR’s and STAR III’s audited financial statements for the year ended December 31, 2019 included herein as Exhibits 99.1 and 99.2, respectively.

A.1	Reflects adjustments for properties disposed of by SIR during the year ended December 31, 2019, to reflect their results as if they had been disposed on January 1, 2019.

B.
Represents adjustments made to fees to affiliates for the year ended December 31, 2019, to include the fees to affiliates (not reflected in the historical statements of operations of STAR) for the year ended December 31, 2019, that would be due to affiliates and to exclude the fees to affiliates (reflected in the historical statements of operations of SIR and STAR III) that would not have been due to affiliates for the year ended December 31, 2019, had the Mergers occurred on January 1, 2019. The pro forma adjustments to fees to affiliates are calculated as follows:

•
Investment Management Fees: Investment management fees are payable to the STAR Advisor, based on an annual fee, payable monthly 50% in cash and 50% in shares of STAR common stock, of 1.0% of the acquisition cost of each of SIR and STAR III, including acquisition fees, acquisition expenses, budgeted amounts for future development and construction and any debt attributable to the acquisitions of SIR and STAR III, as set out in the Amended STAR Advisory Agreement. Historically, SIR’s investment management fees were based on an annual fee, payable monthly, of 0.80% of the cost of investments of the SIR real estate properties, including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to the acquisition of SIR real estate properties, as set out in the SIR advisory agreement and STAR III’s investment management fees were based on an annual fee, payable monthly, of 1.0% of the fair value of the STAR III real estate properties, including acquisition fees, acquisition expenses and any debt attributable to the acquisition of STAR III real estate properties, as set out in the STAR III advisory agreement.

The table below summarizes the pro forma adjustment related to investment management fees:

	Fees to affiliates
	For the Year Ended December 31, 2019
	SIR	STAR III	Combined
Remove historical investment management fees	$(7,886,353)	$(4,439,258)	$(12,325,611)
Add investment management fees based on Amended STAR Advisory Agreement	11,589,274	4,853,750	16,443,024
	$3,702,921	$414,492	$4,117,413

C.
Represents the estimated depreciation and amortization of real estate assets assuming the Mergers occurred on January 1, 2019, using the relative fair values calculated as of December 31, 2019. Depreciation expense on the purchase price of SIR’s and STAR III’s building, building improvements and furniture and fixtures is recognized using the straight-line method over an estimated useful life of 27.5 years, 10 years and 5 years, respectively.

The following table summarizes the pro forma adjustments to depreciation and amortization by asset category for the properties acquired in the SIR Merger and the STAR III Merger that would have been recorded for the year ended December 31, 2019:

	Depreciation and Amortization Expense
	For the Year Ended December 31, 2019
	SIR	STAR III	Combined
Buildings and improvements	$41,692,073	$17,139,319	$58,831,392
Less: historical depreciation and amortization	(33,991,824)	(15,575,494)	(49,567,318)
Adjustment to depreciation and amortization	$7,700,249	$1,563,825	$9,264,074

D.	Represents the estimated interest expense assuming the Mergers had occurred on January 1, 2019.
The following table summarizes the pro forma adjustments to interest expense associated with the debt assumed in the SIR Merger and the STAR III Merger that would have been recorded for the year ended December 31, 2019:

	Interest Expense
	For the Year Ended December 31, 2019
	SIR	STAR III	Combined
Amortization of loan premium	$(1,065,326)	$(648,672)	$(1,713,998)
Amortization of deferred financing costs associated with debt assumed by STAR(1)	258,886	119,358	378,244
Less: historical amortization of loan premium and deferred financing costs	(829,181)	(262,460)	(1,091,641)
Adjustment to interest expense	$(1,635,621)	$(791,774)	$(2,427,395)

(1) In assuming the existing notes payable of SIR and STAR III, STAR incurred loan assumption and transfer fees paid to the various lenders totaling $2,853,394.

E.
Represents the reversal of historical general and administrative expenses incurred by STAR, SIR and STAR III related to the Mergers as they reflect nonrecurring charges directly attributable to the transactions.

The management of STAR expects that the Mergers will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that STAR as a combined company will be successful in achieving these anticipated costs savings. Since these savings are not currently factually supportable, no adjustments to historical general and administrative expenses have been included.

F.
Represents adjustments to equity in loss of unconsolidated joint venture to remove historical amortization of outside basis difference and add amortization of outside basis difference resulting from the SIR Merger.

G.
The following material nonrecurring items are not reflected in the unaudited pro forma statement of operations for the year ended December 31, 2019, that otherwise would have been if the Mergers occurred on January 1, 2019:

Loss on debt extinguishment:

	For the Year Ended December 31, 2019
	SIR	STAR III	Combined
Write off of deferred financing costs, net associated with notes payable	$(4,185,597)	$(1,657,047)	$(5,842,644)
Loss on debt extinguishment	$(4,185,597)	$(1,657,047)	$(5,842,644)

H.
Reflects the adjustment in weighted-average basic and diluted common stock issued to SIR and STAR III stockholders, as applicable, in accordance with the exchange ratios set forth in the applicable Merger Agreement as consideration, assuming the mergers closed on January 1, 2019.

The following table summarizes the pro forma weighted-average basic and diluted common stock adjustment related to the Mergers that would have been recorded for the year ended December 31, 2019:

	For the Year Ended December 31, 2019
	SIR	STAR III	Combined
Historical weighted-average basic and diluted common stock	(74,198,388)	(8,598,235)	(82,796,623)
Implied STAR common stock issued as consideration	43,858,532	12,259,150	56,117,682
	(30,339,856)	3,660,915	(26,678,941)
Average common stock issued upon payment of investment management fees(1)	182,912	76,606	259,518
Adjustment to weighted-average basic and diluted common stock	(30,156,944)	3,737,521	(26,419,423)

(1) Represents 50% of the average investment management fees based on the Amended STAR Advisory Agreement (see Note B above), divided by STAR’s estimated value per share of $15.84.

(d)	Exhibits.

Exhibit	Description
99.1	Audited Financial Statements of Steadfast Income REIT, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017.
99.2	Audited Financial Statements of Steadfast Apartment REIT III, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	April 24, 2020	By:	/s/ Kevin Keating
Kevin Keating
Chief Financial Officer and Treasurer